                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549
                         ____________________

                               FORM 8-K

                            Current Report

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 17, 1995





                          Amax Gold Inc.
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        (Exact name of Registrant as specified in its charter)




          Delaware                 1-9620              061199974
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(State or other jurisdiction    (Commission         (IRS employer
      of incorporation)           File No.)       Identification No.)




9100 East Mineral Circle, Englewood, Colorado           80112
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(Address of principal executive offices)              (Zip Code)




Registrant's Telephone Number,
     including area code                           (303) 643-5500
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ITEM 5.  OTHER EVENTS.

          The Registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the Registrant deems of importance to security holders.

          On October 17, 1995, the Registrant and Cyprus Amax Minerals Company ("Cyprus Amax") announced that the Registrant will acquire, subject to certain conditions, from Cyprus Amax its 50% interest in the Kubaka gold project, located in the Magadan Region of the Russian Federation. The Registrant will acquire the stock of Cyprus Magadan Gold Corporation, a Delaware corporation wholly-owned by Cyprus Amax ("Cyprus Magadan"), which holds a 50% interest in Omolon Gold Mining Company, a Russian closed joint stock company ("Omolon"), which in turn holds a license to mine the Kubaka gold deposit and rights to explore and develop the Evenskoye property. The other 50% of Omolon is owned by Russian entities: Magadan Gold and Silver Joint Stock Company, Geometal Joint Stock Gold Mining Company, Dukatsky Mining and Beneficiation Complex, Elektrum Limited Liability Company, Rossiisky Kredit Commercial Bank, and the Association of Native Peoples of the Severo-Evensk District.

          The purchase price will be payable in Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant as follows: (i) $70 million payable at the closing of the acquisition by the Company's issuance of 11,789,474 shares of Common Stock, valued at $5.9375 per share (the average closing price for the ten trading days preceding the public announcement); (ii) $25 million payable upon commencement of commercial production at the Kubaka Project by the Company's issuance of 4,210,526 shares of Common Stock, valued at $5.9375 per share as calculated above; and (iii) $10 per ounce of the Company's pro rata share of proven and probable gold reserves in the event the Company (through Omolon or otherwise) acquires, on or before June 30, 2004, the right to mine other deposits in the Russian Federation (outside the area of the license), the exploration of which has been funded with Omolon's exploration tax credits, which will be payable (up to a maximum of $45 million) by the Company's issuance of shares of Common Stock valued at the average closing price per shares of Common Stock for the ten trading days preceding the date of payment.

          The acquisition is subject to the negotiation and execution of definitive agreements, any necessary governmental approvals and the approval of the stockholders of the Registrant.

          The Audit Committee of the Board of Directors of the Registrant, which is composed of the two directors who are not associates, officers or employees of the Registrant or Cyprus Amax, approved the terms of the acquisition at a meeting on October 12, 1995. Salomon Brothers Inc provided its opinion to the Audit Committee that, as of such date, the acquisition was fair, from a financial point of view, to the stockholders of the Registrant, exclusive of Cyprus Amax. Immediately following the meeting of the Audit Committee, the Board of Directors met and approved the terms of the acquisition.

          The Kubaka project is located approximately 600 miles northeast of the port city of Magadan in the Russian North East. The Kubaka project has proven and probable ore reserves of approximately
5.0 million tons of ore, with an average grade of 0.46 ounces of gold per ton with 2.3 million contained ounces of gold. Cyprus Magadan's share is 50%. Also, there is an additional gold deposit at Kubaka of
0.4 million tons, with an average grade of 0.41 ounces of gold per ton and 156,000 contained ounces of gold, and a gold and silver deposit at Evenskoye of 2.3 million tons, with an average grade of 0.30 ounces of gold per ton and 8.93 ounces of silver per ton, and .7 million contained ounces of gold and 21.0 million contained ounces of silver. Cyprus Magadan's share of these deposits is also 50%. Before the deposits could be categorized as ore reserves, additional drilling, metallurgical and other technical and economic feasibility analysis would be required.

          The mill at Kubaka is planned to process 1,930 tons of ore per day. Based on currently available information, the estimated recovery rate is 97%, the estimated cash production costs are $184 per ounce and commercial production is scheduled to commence in the first quarter of 1997.

          The total capital cost of the Kubaka project currently is estimated to be approximately $180 million. The shareholders of Omolon have contributed $80 million as equity ($40 million from Cyprus Magadan and $40 million from the Russian shareholders). The additional $100 million will be provided under loan agreements between Omolon and the European Bank for Reconstruction and Development and the U.S. Overseas Private Investment Corporation. Cyprus Amax has provided a completion guaranty which remains in place until the project meets certain completion tests.

          Following the closing of the acquisition, the Registrant anticipates conducting exploration work in the region, and expects to have the benefit of approximately $8 to $10 million of annual Russian tax credits to apply toward its exploration in Russia.

          On October 20, 1995, a purported derivative action was filed in the Court of Chancery of Delaware on behalf of a purported stockholder of the Registrant entitled Harbor Finance Partners v.
                                       --------------------------
Allen Born, et al., and v. Amax Gold, Inc., as nominal defendant,
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C.A. No. 14637, with respect to the proposed transaction described herein. The complaint alleges that the individual defendants have breached their fiduciary duty in connection with the sale of Cyprus Magadan to Amax Gold, that the price to be paid for Cyprus Magadan substantially exceeds its fair market value in an arms-length transaction, and that by agreeing to the transaction, defendants have wrongfully enabled Cyprus Amax to increase its control over the Registrant and have caused the Registrant to waste its assets. The complaint seeks, among other things, rescission of the proposed transaction and damages in an unspecified amount. The Registrant believes that the complaint is without merit, and the Registrant intends to defend the matter vigorously.

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                               SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Amax Gold Inc.



Date: October 30, 1995        By: Deborah J. Friedman
                                 -------------------------------------
                                 Deborah J. Friedman
                                 Vice President, General
                                 Counsel and Secretary